UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 8. OTHER EVENTS.

Item 8.01.	Other Events.

In May 2021, FedEx Corporate Services, Inc. (“FedEx Services” or the “Company”), a wholly owned subsidiary of FedEx Corporation (“FedEx”), was named as a defendant in a lawsuit filed in the U.S. District Court for the Southern District of Texas related to the termination of a former FedEx Services employee. The complaint alleged race discrimination and retaliation for complaints of discrimination under Section 1981 of the Civil Rights Act of 1866 and Title VII of the Civil Rights Act of 1964. After trial, on October 25, 2022, the jury found in favor of FedEx Services on the race discrimination claims but awarded the plaintiff compensatory damages of $1.16 million and punitive damages of $365 million for the retaliation claims. FedEx Services disagrees with the verdict. The Company will ask the trial judge to enter judgment for FedEx Services notwithstanding the verdict or to reduce the damages, and will appeal the verdict if necessary.

FedEx expects the jury’s award to be reduced based on the United States Supreme Court’s ruling in State Farm v. Campbell that, with the exception of limited instances, awards for punitive damages should be no greater than a single-digit multiple of related awards for compensatory damages, with a multiple closer to one appropriate where compensatory damages are substantial. FedEx believes ultimate compensatory and punitive damages and pre- and post-judgment interest up to $75 million will be covered by insurance, subject to a retention of up to $10 million. An immaterial loss reserve below the retention has been recorded in FedEx’s consolidated financial statements.

FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K, such as statements relating to FedEx’s expectations regarding loss, subsequent judicial decisions, and insurance coverage, may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, adverse rulings on appeals and in other future judicial decisions, subsequent adverse jury findings, changes in judicial precedent, failure to receive or collect expected insurance coverage, and other factors which can be found in FedEx’s press releases and filings with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. FedEx does not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: November 1, 2022	By:	/s/ Mark R. Allen
	Name:	Mark R. Allen
	Title:	Executive Vice President, General Counsel and Secretary